Exhibit 99.1

Contacts:

Media: Lauren Burk at 703-469-1004 or lburk@fbr.com

Investors: Paul Beattie at 703-312-9673 or pbeattie@fbr.com

FBR Announces Second Quarter 2006 Financial Results

ARLINGTON, Va., July 27, 2006 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced its results for the quarter ended June 30, 2006. The company reported a net after-tax loss for the quarter of $30.2 million, or $0.18 per share (diluted), compared to after-tax earnings of $53.2 million, or $0.31 per share (diluted), for the second quarter of 2005. FBR’s net after-tax loss for the first six months of 2006 was $3.7 million, or $0.02 per share (diluted), compared to earnings of $77.7 million, or $0.46 per share (diluted), for the first six months of 2005.

The second quarter results include a non-cash $42.2 million write-down – $0.25 per share (diluted) – of certain equity investments in the firm’s merchant banking portfolio. Of this amount, $26.8 million was previously reflected as Accumulated Other Comprehensive Loss on the company’s balance sheet at March 31, 2006 and is now being recognized through the income statement. These results also reflect what was essentially a breakeven quarter for capital markets and an average balance in FBR’s mortgage securities portfolio of only $1.1 billion.

Separately, subsequent to the end of the quarter the company has recognized a net gain that is estimated to be approximately $120 million – or $0.70 per share – associated with the issuance and sale of shares in FBR Capital Markets Corporation (FBR Capital Markets), the company’s newly formed capital markets subsidiary. Book value per share as of June 30, 2006 was $7.39, and the company estimates that book value, after taking into account the FBR Capital Markets transaction, is $8.09 per share.

The company also announced a change in its dividend policy beginning in the third quarter of 2006. Going forward, the company will adopt a variable dividend policy under which dividends will be paid primarily out of current earnings generated at the real estate investment trust (REIT).

“Historically, it has always been the intent of the company to retain the earnings of its capital markets businesses,” said Eric F. Billings, FBR Chairman and Chief Executive Officer. “Having completed the FBR Capital Markets transaction, we believe it is appropriate to shift to a variable dividend policy that gives us the flexibility to maintain book value in the REIT while retaining earnings in our capital markets businesses to help fuel their growth.”

Principal Investment and Mortgage Finance

During the quarter, FBR began to redeploy capital made available by the mortgage-backed securities portfolio repositioning in the first quarter. The company expects to substantially complete this reinvestment activity in the third quarter. Additionally, First NLC (FNLC), the company’s non-conforming mortgage subsidiary, returned to profitability in the second quarter with pre-tax operating earnings of $4.7 million compared to a $4.8 million pre-tax operating loss in the previous quarter. The company expects to see improving results from principal investment and mortgage finance activities over the coming quarters.

Mortgage Portfolios

For the second quarter, FBR earned $126.4 million in interest on its mortgage investments compared to $135.1 million in the second quarter of 2005. The portfolio yield was 6.39% with a corresponding cost of funds of 5.38%. At the end of the quarter, the unpaid principal balance of the mortgage portfolio was approximately $8.6 billion.

The company’s investments in non-conforming mortgage loans averaged $6.0 billion with an average coupon of 7.23%, a one-month CPR of 33, and an ending net premium of $125.9 million, including deferred net origination costs. The net yield for the second quarter was 6.57% with a corresponding cost of funds of 5.41%. Pre-provision net interest margin totaled 92 basis points, net of 24 basis points of mortgage insurance costs.

The company’s investments in mortgage securities averaged $1.1 billion with an average coupon of 5.59%, a one-month CPR of 14.4, and an ending net premium of $14.8 million. The net yield for the second quarter was 5.43% with a corresponding cost of funds of 5.15%.

FNLC’s return to profitability was achieved in part by lowering its cost to originate to 177 basis points for the quarter ended June 30, 2006 while originating loans of $1.9 billion. This is a significant improvement from the first quarter of 2006 when FNLC’s cost to originate was 210 basis points and originations totaled $1.5 billion.

Merchant Banking

As of June 30, 2006, FBR made a determination in evaluating its merchant banking portfolio to recognize as “other than temporary impairments” the amounts by which the fair value of certain of its merchant banking investments were below their respective cost bases. As a result, FBR recognized a $42.2 million non-cash write-down in the value of the securities of five portfolio companies, $26.8 million of which had already been reflected in the company’s book value at the close of the first quarter of 2006. The decision to recognize the write-down relates to trading values as of June 30, 2006 and is not the result of any change in the company’s investment intent regarding these securities.

The merchant banking portfolio generated $4.1 million in dividends and $4.3 million in net realized gains during the quarter. When combined with the impairment charge, the merchant banking and long-term investments portfolio had a net loss of $34.2 million in the second quarter.

The total value of FBR’s merchant banking portfolio and other long-term investments at the end of the quarter was $255.7 million compared to $306.0 million on March 31, 2006. Of this total, $214.2 million was held in the merchant banking and long-term investments portfolio and $41.5 million was held in alternative asset investments.

FBR Capital Markets Corporation

During the second quarter, FBR formed FBR Capital Markets Corporation, a taxable subsidiary that acts as a holding company for FBR’s capital markets businesses – investment banking, institutional brokerage, research, and its asset management businesses, including FBR-sponsored mutual funds and private wealth management. In July, FBR Capital Markets Corporation sold shares of its common stock to institutional and accredited investors in a private transaction valued at $270 million, giving the newly formed subsidiary an initial market value of $960 million. FBR Group retains a beneficial 71.9% ownership interest in FBR Capital Markets, whose results will continue to be consolidated.

FBR believes this transaction will make it easier for investors to properly value what the company considers to be an exceptionally strong investment banking platform. Specifically, for two of the last three years FBR was the #1 ranked book-running manager for U.S. issuers of common stock in initial public offerings and Rule 144A offerings on a combined basis.1 FBR Capital Markets’ businesses have achieved an average annualized pre-tax return on average equity in excess of 50% over the past five calendar years.2 In addition, as part of this transaction, FBR Capital Markets has added an important strategic investor, Crestview Partners, a private equity firm founded by a group of former Goldman Sachs partners and colleagues who had served in leadership roles in the firm’s senior management and private equity business. FBR expects that Crestview, through its contribution of two board members will add great value to its business. Most importantly, this transaction provides FBR the financial resources to take advantage of market opportunities and to build out its merchant banking, trading, mergers and acquisitions, and asset management businesses consistent with its strategic plan.

In the second quarter of 2006, the three business units comprising FBR Capital Markets – equity capital markets, fixed income capital markets and asset management – generated net revenue of $91.4 million and pre-tax earnings of $0.9 million. The results by business unit were:

FBR Capital Markets (in millions)	Pre-Tax Income/(Loss)
Equity Capital Markets	$5.4
Fixed Income Capital Markets	(1.8)
Asset Management and Private Wealth	(2.7)
Total	$0.9

Equity Capital Markets

In the second quarter of 2006, FBR helped raise $1.5 billion for its clients in eight transactions, five of which it lead managed. In addition, FBR completed ten advisory assignments. Investment banking revenues for the quarter totaled $51.4 million, down from $101.2 million in the second quarter of 2005. For the first six months, FBR participated in 14 merger and acquisition and advisory assignments and helped clients raise a total of $6.8 billion in 24 capital-raising transactions – 17 of which it lead managed.

For the first six months of 2006, FBR ranked #1 in U.S. 144A common equity private placements, was the #1 book-running manager of common stock capital raises for U.S. companies with a market capitalization of $1 billion or less, and ranked #7 for initial public offerings and 144A common stock private placements combined.3

Institutional brokerage revenues for the first two quarters of 2006, net of related interest expense, rose about 27% to $64.7 million from $51.1 million in the first half of 2005. FBR continues to focus on building and extending trading relationships, particularly with middle market buy-side firms that value both the quality of FBR’s research and its trading expertise.

Fixed Income Capital Markets

Net revenue from FBR’s fixed income capital markets business was $3.1 million for the second quarter of 2006. The fixed income business continues to be challenged by the shape of the yield curve which flattened further and ended the second quarter inverted. This created a disincentive for investment in longer term securities, slowing the pace of underwritings and fixed income trading dramatically. During the first six months of 2006, FBR completed seven ABS underwritings – four of them lead managed – valued at $3.7 billion. FBR’s fixed income group continues to deploy capital in sectors of the mortgage-backed securities and asset-backed securities markets that offer attractive risk adjusted returns. The company is continuing to focus on and explore alternatives that will maximize the return on capital in this business.

Asset Management

Base management and incentive fees from FBR’s asset management businesses were $5.0 million for the second quarter compared to base and incentive fees of $6.1 million in the first quarter of 2006. Total assets under management were $2.3 billion as of June 30, 2006, down from $2.4 billion on March 31, 2006. Mutual fund assets currently managed by FBR Fund Advisers, Inc. totaled $1.8 billion at the end of the quarter compared to $2.2 billion at the close of the second quarter of 2005 and $1.8 billion at the close of the first quarter of 2006.

Outlook

“We are very pleased to have successfully completed our recent FBR Capital Markets transaction,” said Mr. Billings. “Having built one of the leading capital markets franchises in the United States, it was gratifying to see the enthusiasm with which the offering was received despite what was a challenging market environment. This event greatly enhances our opportunities for growth while generating meaningful value for shareholders. In looking ahead, we find ourselves fortunate to have a group of talented and dedicated employees, a knowledgeable and committed new strategic investor, and a strong capital markets platform with numerous growth opportunities.”

The firm will host an earnings conference call tomorrow morning, Friday, July 28, 2006 at 9:00 A.M. U.S. EDT. Investors wishing to listen to the earnings conference call at 9:00 A.M. U.S. EDT may do so via the web at:

http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome

Replays of the webcast will be available following the call.

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private wealth through its operating subsidiaries and invests in mortgage-related assets and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, Va., Boston, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, San Francisco and Seattle. Friedman, Billings, Ramsey Group, Inc. is the parent company of First NLC Financial Services, Inc., a non-conforming residential mortgage originator headquartered in Deerfield Beach, Florida. For more information, see http://www.fbr.com.

*	Friedman, Billings, Ramsey & Co., Inc.
[1]	Source: Dealogic. Relates to total deal value of all common stock of U.S. issuers offered in IPOs or transactions exempt from SEC registration pursuant to rule 144A, on a combined basis. Transactions priced between 1/1/03 through 12/31/03 and 1/1/05 through 12/31/05, respectively, with apportioned credit to all book-runners. Includes only rank eligible transactions.
[2]	Pre-tax return on average equity as calculated for the legal entities contributed by FBR Group to the formation of FBR Capital Markets: net income before taxes / ((current year ending shareholders’ equity + prior year ending shareholders’ equity) / 2).
[3]	Source: Dealogic. Relates to total deal value of all common stock or common equity (stock and units combined), as noted, offered for: all U.S. issuers in transactions exempt from SEC registration pursuant to rule 144A; U.S. issuers valued at $1 billion or less in IPOs or follow-ons, including private placements; and all U.S. issuers in IPOs or transactions exempt from SEC registration pursuant to rule 144A combined, respectively. Transactions priced between 1/1/06 and 6/30/06, with apportioned credit to all book-runners. Includes only rank eligible transactions.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

Financial data follows.

# # #

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended June 30,
	2006	%	2005	%
REVENUES:
Investment banking:
Capital raising	$45,117	40.8%	$95,039	45.9%
Advisory	6,281	5.7%	6,180	3.0%
Institutional brokerage:
Principal transactions	2,630	2.4%	4,680	2.3%
Agency commissions	28,491	25.8%	18,677	9.0%
Mortgage trading interest	17,143	15.5%	—	0.0%
Mortgage trading net investment loss	(209)	-0.2%	—	0.0%
Asset management:
Base management fees	5,065	4.6%	7,813	3.8%
Incentive allocations and fees	(53)	0.0%	730	0.4%
Principal investment:
Interest	113,613	102.7%	116,724	56.3%
Net investment (loss) income	(32,159)	-29.1%	17,738	8.6%
Dividends	4,059	3.7%	8,371	4.0%
Mortgage Banking:
Interest	21,267	19.2%	18,118	8.7%
Net investment income	29,401	26.6%	14,559	7.0%
Other	5,465	4.8%	3,455	1.7%

Total revenues	246,111	222.5%	312,084	150.7%
Interest expense	128,189	115.9%	103,725	50.2%
Provision for loan losses	7,348	6.6%	1,138	0.5%

Revenues, net of interest expense and provision for loan losses	110,574	100.0%	207,221	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	71,732	64.9%	80,015	38.6%
Professional services	12,925	11.7%	20,186	9.7%
Business development	8,604	7.8%	11,962	5.8%
Clearing and brokerage fees	3,082	2.8%	2,040	1.0%
Occupancy and equipment	12,232	11.2%	8,772	4.3%
Communications	6,013	5.4%	5,300	2.6%
Other operating expenses	24,993	22.6%	12,540	6.1%

Total non-interest expenses	139,581	126.4%	140,815	68.1%

Net (loss) income before income taxes	(29,007)	-26.4%	66,406	31.9%
Income tax provision	1,240	1.1%	13,163	6.4%

Net (loss) income	$(30,247)	-27.5%	$53,243	25.5%

Basic (loss) earnings per share	$(0.18)		$0.31

Diluted (loss) earnings per share	$(0.18)		$0.31

Weighted average shares - basic	171,294		169,364

Weighted average shares - diluted	171,294		170,101

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended June 30,
	2006	%	2005	%
REVENUES:
Investment banking:
Capital raising	$111,452	38.8%	$181,852	49.1%
Advisory	9,150	3.2%	7,318	2.0%
Institutional brokerage:
Principal transactions	9,255	3.2%	10,307	2.8%
Agency commissions	51,899	18.1%	40,834	11.0%
Mortgage trading interest	34,793	12.1%	—	0.0%
Mortgage trading net investment loss	(1,446)	-0.5%	—	0.0%
Asset management:
Base management fees	10,162	3.5%	16,281	4.4%
Incentive allocations and fees	955	0.3%	355	0.1%
Principal investment:
Interest	262,739	91.5%	215,620	58.2%
Net investment (loss) income	(6,878)	-2.4%	13,880	3.7%
Dividends	7,758	2.7%	11,811	3.2%
Mortgage Banking:
Interest	44,380	15.4%	27,610	7.5%
Net investment income	40,139	14.0%	18,040	4.9%
Other	10,452	3.7%	5,951	1.6%

Total revenues	584,810	203.6%	549,859	148.5%
Interest expense	281,672	98.0%	178,547	48.2%
Provision for loan losses	15,740	5.6%	1,138	0.3%

Revenues, net of interest expense and provision for loan losses	287,398	100.0%	370,174	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	155,229	54.0%	155,814	42.1%
Professional services	27,190	9.5%	33,836	9.1%
Business development	22,689	7.9%	27,400	7.4%
Clearing and brokerage fees	5,398	1.9%	4,072	1.1%
Occupancy and equipment	23,474	8.2%	14,496	3.9%
Communications	11,620	4.0%	9,332	2.5%
Other operating expenses	45,970	16.0%	28,834	7.8%

Total non-interest expenses	291,570	101.5%	273,784	74.0%

Net (loss) income before income taxes	(4,172)	-1.5%	96,390	26.0%
Income tax (benefit) provision	(479)	-0.2%	18,735	5.1%

Net (loss) income	$(3,693)	-1.3%	$77,655	20.9%

Basic (loss) earnings per share	$(0.02)		$0.46

Diluted (loss) earnings per share	$(0.02)		$0.46

Weighted average shares - basic	171,012		168,741

Weighted average shares - diluted	171,012		169,670

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the six months ended June 30, 2006	Q-2 06	Q-1 06
Revenues
Investment banking:
Capital raising	$111,452	$45,117	$66,335
Advisory	9,150	6,281	2,869
Institutional brokerage:
Principal transactions	9,255	2,630	6,625
Agency commissions	51,899	28,491	23,408
Mortgage trading interest	34,793	17,143	17,650
Mortgage trading net investment loss	(1,446)	(209)	(1,237)
Asset management:
Base management fees	10,162	5,065	5,097
Incentive allocations and fees	955	(53)	1,008
Principal investment:
Interest	262,739	113,613	149,126
Net investment (loss) income	(6,878)	(32,159)	25,281
Dividends	7,758	4,059	3,699
Mortgage Banking:
Interest	44,380	21,267	23,113
Net investment income	40,139	29,401	10,738
Other	10,452	5,465	4,987

Total revenues	584,810	246,111	338,699
Interest expense	281,672	128,189	153,483
Provision for loan losses	15,740	7,348	8,392

Revenues, net of interest expense and provision for loan losses	287,398	110,574	176,824

Non-interest expenses
Compensation and benefits	155,229	71,732	83,497
Professional services	27,190	12,925	14,265
Business development	22,689	8,604	14,085
Clearing and brokerage fees	5,398	3,082	2,316
Occupancy and equipment	23,474	12,232	11,242
Communications	11,620	6,013	5,607
Other operating expenses	45,970	24,993	20,977

Total non-interest expenses	291,570	139,581	151,989

Net (loss) income before income taxes	(4,172)	(29,007)	24,835
Income tax (benefit) provision	(479)	1,240	(1,719)

Net (loss) income	$(3,693)	$(30,247)	$26,554

Net (loss) income before income taxes as a percentage of net revenue	-1.5%	-26.2%	14.0%

ROE (annualized)	-0.6%	-9.4%	8.2%
ROE (annualized-excluding AOCI) (1)	-0.6%	-9.5%	8.1%

Total shareholders’ equity	$1,270,361	$1,270,361	$1,301,949
Total shareholders’ equity, net of AOCI (1)	$1,250,117	$1,250,117	$1,306,450

Basic earnings (loss) per share	$(0.02)	$(0.18)	$0.16
Diluted earnings (loss) per share	$(0.02)	$(0.18)	$0.16

Ending shares outstanding (in thousands)	171,812	171,812	171,236

Book value per share	$7.39	$7.39	$7.60
Book value per share, net of AOCI (1)	$7.28	$7.28	$7.63

Gross assets under management (in millions)
Managed accounts	$386.8	$386.8	$383.9
Hedge & offshore funds	125.8	125.8	136.6
Mutual funds	1,750.6	1,750.6	1,849.5
Private equity and venture capital funds	48.2	48.2	50.5

Total	$2,311.4	$2,311.4	$2,420.5

Net assets under management (in millions)
Managed accounts	$386.8	$386.8	$380.9
Hedge & offshore funds	116.1	116.1	125.4
Mutual funds	1,742.6	1,742.6	1,843.4
Private equity and venture capital funds	46.7	46.7	49.1

Total	$2,292.2	$2,292.2	$2,398.8

Employee count	2,651	2,651	2,531

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the year ending December 31, 2005	Q-4 05	Q-3 05	Q-2 05	Q-1 05
Revenues
Investment banking:
Capital raising	$356,753	$88,866	$86,035	$95,039	$86,813
Advisory	17,759	7,415	3,026	6,180	1,138
Institutional brokerage:
Principal transactions	17,950	3,788	4,348	4,680	5,627
Agency commissions	82,778	21,006	20,445	18,677	22,157
Mortgage trading interest	30,859	19,555	11,304	—	—
Mortgage trading net investment loss	(3,820)	(1,419)	(2,401)	—	—
Asset management:
Base management fees	30,348	6,153	7,914	7,813	8,468
Incentive allocations and fees	1,929	742	832	730	(375)
Principal investment:
Interest	549,832	189,811	144,401	116,724	98,896
Net investment (loss) income	(239,754)	(258,500)	4,866	17,738	(3,858)
Dividends	36,622	16,039	8,772	8,371	3,440
Mortgage Banking:
Interest	87,958	30,965	29,383	18,118	9,492
Net investment (loss) income	13,741	(21,899)	17,600	14,559	3,481
Other	12,351	3,024	3,376	3,455	2,496

Total revenues	995,306	105,546	339,901	312,084	237,775
Interest expense	546,313	211,393	156,373	103,725	74,822
Provision for loan losses	14,291	8,263	4,890	1,138	—

Revenues, net of interest expense and provision for loan losses	434,702	(114,110)	178,638	207,221	162,953

Non-interest expenses
Compensation and benefits	331,492	87,330	88,348	80,015	75,799
Professional services	66,550	16,556	16,158	20,186	13,650
Business development	46,648	10,433	8,815	11,962	15,438
Clearing and brokerage fees	8,882	2,447	2,363	2,040	2,032
Occupancy and equipment	34,044	10,151	9,397	8,772	5,724
Communications	20,634	5,741	5,561	5,300	4,032
Other operating expenses	70,679	24,984	16,861	12,540	16,294

Total non-interest expenses	578,929	157,642	147,503	140,815	132,969

Net (loss) income before income taxes	(144,227)	(271,752)	31,135	66,406	29,984

Income tax provision (benefit)	26,683	(142)	8,090	13,163	5,572

Net (loss) income	$(170,910)	$(271,610)	$23,045	$53,243	$24,412

Net (loss) income before income taxes as a percentage of net revenue	-33.2%	238.1%	17.4%	32.0%	18.4%

ROE (annualized)	-11.9%	-80.5%	6.3%	14.3%	6.4%
ROE (annualized-excluding AOCI) (1)	-11.7%	-74.7%	5.9%	13.8%	6.0%

Total shareholders’ equity	$1,304,170	$1,304,170	$1,394,137	$1,519,021	$1,458,861
Total shareholders’ equity, net of AOCI (1)	$1,305,147	$1,305,147	$1,603,305	$1,631,955	$1,629,293

Basic earnings (loss) per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.15
Diluted earnings (loss) per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.14

Ending shares outstanding (in thousands)	170,264	170,264	169,891	169,617	169,214

Book value per share	$7.66	$7.66	$8.21	$8.96	$8.62
Book value per share, net of AOCI (1)	$7.67	$7.67	$9.44	$9.62	$9.63
Gross assets under management (in millions)
Managed accounts	$463.4	$463.4	$437.2	$510.4	$242.4
Hedge & offshore funds	154.3	154.3	239.0	463.1	601.1
Mutual funds	1,883.3	1,883.3	2,078.1	2,185.0	2,213.9
Private equity and venture capital funds	56.2	56.2	42.7	41.3	69.5

Total	$2,557.2	$2,557.2	$2,797.0	$3,199.8	$3,126.9

Net assets under management (in millions)
Managed accounts	$329.5	$329.5	$255.5	$257.3	$223.0
Hedge & offshore funds	150.5	150.5	227.8	401.1	490.3
Mutual funds	1,872.8	1,872.8	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	46.8	46.8	39.9	37.8	66.3

Total	$2,399.6	$2,399.6	$2,593.1	$2,872.8	$2,983.8

Employee count	2,449	2,449	2,455	2,226	2,123

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

ASSETS	30-Jun-06	31-Dec-05
Cash and cash equivalents	$75,346	$238,615
Restricted cash	5,656	6,101
Receivables	207,292	259,519
Investments:
Mortgage-backed securities, at fair value	3,212,655	8,002,561
Loans held for investment, net	5,632,519	6,841,266
Loans held for sale, net	879,584	963,807
Long-term investments	255,748	347,644
Reverse repurchase agreements	422,799	283,824
Trading securities, at fair value	1,027,084	1,032,638
Due from clearing broker	69,008	71,065
Derivative assets, at fair value	109,563	70,636
Goodwill	162,765	162,765
Intangible assets, net	23,789	26,485
Furniture, equipment and leasehold improvements, net	45,059	46,382
Prepaid expenses and other assets	83,242	82,482

Total assets	$12,212,109	$18,435,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Trading account securities sold short but not yet purchased, at fair value	$130,561	$150,547
Commercial paper	2,105,211	6,996,950
Repurchase agreements	2,532,821	2,698,619
Securities purchased	105,448	—
Derivative liabilities, at fair value	39,798	31,952
Dividends payable	34,823	34,588
Interest payable	10,428	12,039
Accrued compensation and benefits	58,304	82,465
Accounts payable, accrued expenses and other liabilities	82,059	82,576
Temporary subordinated loan payable	—	75,000
Securitization financing for loans held for investment, net	5,518,098	6,642,198
Long-term debt	324,197	324,686

Total liabilities	10,941,748	17,131,620

Shareholders’ equity:
Common stock, 174,132 and 172,854 shares	1,741	1,729
Additional paid-in capital	1,560,669	1,547,128
Employee stock loan receivable including accrued interest (399 and 551 shares)	(2,999)	(4,018)
Deferred compensation, net	(13,626)	(15,602)
Accumulated other comprehensive income (loss), net of taxes	20,244	(977)
Accumulated deficit	(295,668)	(224,090)

Total shareholders’ equity	1,270,361	1,304,170

Total liabilities and shareholders’ equity	$12,212,109	$18,435,790